Exhibit 5.1

 ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NY 10022-0123

TEL: (212) 603-6300

FAX: (212) 956-2164

July 21, 2016

xG Technology, Inc.

240 S. Pineapple Avenue, Suite 701

Sarasota, FL 34236

Re:	Shares to be registered on Form S-8

Gentlemen:

We have acted as counsel to you, xG Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2016 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 4,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), related to the Company’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the 2016 ESPP, the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, and the corporate minutes of the Company, as we have deemed necessary and appropriate for the purpose of this opinion.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued and paid for in accordance with the 2016 ESPP, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.